UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 04, 2026

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2026, ARKO Petroleum Corp., a Delaware corporation (“APC”) and a majority owned subsidiary of ARKO Corp., a Delaware corporation (the “Company”), together with certain of APC’s subsidiaries (collectively, “Buyer”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Midwest Texas Tea, LLC, a Delaware limited liability company, USPP-Barrick, LLC, a Delaware limited liability company, Oakland Fuels Holdings, LLC, a Delaware limited liability company, Toledo Terminal Holdings, LLC, a Delaware limited liability company, US Energy Transportation LLC, a Delaware limited liability company, USPP-Tri Lakes LLC, a Delaware limited liability company, More Cans Leasing, LLC, a Delaware limited liability company, U.S. Energy Distribution, LLC, a Delaware limited liability company, Detroit Petroleum Properties Leasing, LLC, a Delaware limited liability company, Detroit Petroleum Properties I, LLC, a Delaware limited liability company, Detroit Petroleum Properties II, LLC, a Delaware limited liability company, Detroit Petroleum Properties III, LLC, a Delaware limited liability company, Detroit Petroleum Properties IV, LLC, a Delaware limited liability company, and Detroit Petroleum Properties V, LLC, a Delaware limited liability company (the foregoing entities, collectively, “Seller”).

Pursuant to the Purchase Agreement, at the closing of the transactions contemplated thereby (the “Closing”), Buyer will purchase from Seller, and Seller will sell to Buyer, subject to certain exceptions, all of Seller’s right, title and interest in the assets comprising the business of U.S. Petroleum Partners, LLC, a vertically integrated fuel supply and distribution platform serving customers throughout the Great Lakes region (the “Acquired Business”), and Buyer will assume from Seller certain liabilities in respect of the Acquired Business (the “Transaction”). The Acquired Business includes two fuel terminals in Novi, Michigan and Toledo, Ohio connected to the Buckeye Pipeline system, the right to supply fuel to more than 400 independent dealer locations, as well as a fleet of vehicles that currently transports more than 80% of the Acquired Business’ distributed fuel volumes.

At Closing, Buyer has agreed to pay or issue to Seller (i) aggregate cash consideration equal to $205.0 million plus the value of inventory at Closing and (ii) $30.0 million of shares (the “Consideration Shares”) of APC’s Class A common stock, par value $0.0001 (“Common Stock”). All of the Consideration Shares will be held in escrow until the True-Up Date (as defined below).

Subject to the Acquired Business achieving certain EBITDA-based financial targets for the 12-month period ending on the 12-month anniversary of the last day of the calendar quarter during which the Closing occurs (the “True-Up Date”), some or all of the Consideration Shares, together with dividends payable on the Consideration Shares (the “Earn-Out Payment”) may be payable to Seller. The Earn-Out Payment is subject to adjustments, including in some instances recoupment of up to $5.0 million of the cash consideration payable at Closing, if the Acquired Business does not achieve $31.7 million of EBITDA and $2.2 million of EBITDA generated by certain fuel related components. Additionally, the payment to the Seller at the True-Up Date may increase (payable in cash or shares of Common Stock, at APC’s election), based on the Acquired Business achieving results greater than such financial targets. The Consideration Shares and any shares of Common Stock issued in respect of the Earn-Out Payment will be valued based on the daily volume weighted average price of the Common Stock for the ten consecutive trading days immediately preceding the applicable date requiring the issuance thereof (the “Share Pricing Terms”).

A portion of the Earn-Out Payment will remain in escrow for a period of 18-months post-Closing to satisfy Seller’s indemnification obligations under the Purchase Agreement, if any. Any Consideration Shares, together with all dividends payable on the Consideration Shares, held in escrow and not ultimately payable to Seller in accordance with the Purchase Agreement will be returned to APC.

The Purchase Agreement additionally provides for the payment of consideration to Seller if APC, in its sole discretion and on terms acceptable to APC, pursues and acquires certain businesses identified by Seller, none of which potential acquisitions is currently probable.

Pursuant to the Purchase Agreement, APC has agreed to prepare and file a registration statement with the Securities and Exchange Commission, registering for resale by Seller shares of Common Stock issued to Seller under the Purchase Agreement.

APC expects to fund the cash consideration for the Transaction through borrowings under its existing lines of credit. Consummation of the Transaction is subject to customary closing conditions, including the absence of legal restraints and the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to consummate the Transaction is also subject to the accuracy of the representations and warranties of the other parties (subject to certain exceptions) and the performance in all material respects of the other parties’ respective covenants under the Purchase Agreement. Consummation of the Transaction is not subject to a financing condition. The Purchase Agreement contains certain termination rights for both Buyer, on the one hand, and Seller, on the other hand.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

The Purchase Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about APC, any other party thereto or the Acquired Business. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of APC, any other party to the Purchase Agreement or the Acquired Business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in APC’s public disclosures, except to the extent required by law.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The number of Consideration Shares and any shares of Common Stock issued in respect of any increase in the Earn-Out Payment will equal the dollar amount of such applicable payment divided by the value of each share of Common Stock based on the Pricing Terms. Based on the daily volume-weighted average price of the Common Stock on the Nasdaq Capital Market for the ten most recent trading days ended August 3, 2026, APC would issue an aggregate of 1,461,265 Consideration Shares to Seller at Closing. The foregoing number of Consideration Shares is only an estimate, and the actual number of Consideration Shares to be issued under the Purchase Agreement is subject to Closing and the finalization of the calculations set forth above. The number of shares of Common Stock issuable, if any, in respect of any increase in the Earn-Out Payment is not currently determinable.

The offer and sale of the shares of Common Stock issuable or potentially issuable under the Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and APC offered such shares of Common Stock in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Seller represented to APC that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that it was acquiring such shares of Common Stock (if and when issued in accordance with the Purchase Agreement) for investment and not with a view to distribution thereof in violation of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated as of August 4, 2026, by and among ARKO Petroleum Corp. and the other parties thereto with respect to the acquisition of the business of U.S. Petroleum Partners, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	August 6, 2026	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board